CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made May 2, 2005 by and between Cougar Holdings Inc. (the "Company"), and Ms. ZHOU, Yang (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to developing the Company's business plan and other related business; WHEREAS, the Consultant is willing to provide his services to the Company provided for in the Agreement as set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. TERM

The term of this Agreement shall commence on the date hereof and end on May 1, 2006.

2. CONSULTING SERVICES

(a) Services.  Assist the Company in evaluating the technical aspects of the Company's operation in China. The services will be performed with specific regard to the following:

1.  Gather data and information on the technical aspects of the operation of the Company in China.

2.  Design and plan the work flow of the operation of the Company in China.

3.  Implement the new operation procedures of the logistic work flow for the operation of the Company in China.

The services performed were not or will not be for capital-raising transactions and did not or do not directly or indirectly promote or maintain a market for the Company's stock.

(b) Compensation.  In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 263,250 shares of the Company's Common stock (the "Shares") upfront and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933, as amended ("the Securities Act").

(c) Issuance.  Issuance and delivery of the Shares shall be on or about May 4, 2005 at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3. CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4. REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

(a) Authorization and Validity of Shares.  The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

(b) Authorization of Agreement.  The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

(c) Registration.  The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5. INDEMNIFICATION

(a) The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

(b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6. REPRESENTATION OF THE CONSULTANT

The Consultant represents that he is a qualified expert in his field in terms of providing Consulting Services to the Company and his provision of the Consulting Services is legal.

7. INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8. NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:

Chrysanthemum Park, 366 Pucheng Road, Apartment Building 3, Room #2901
Shanghai 200120, China

To the Company:

10655 NE 4th Street, Suite 400
Bellevue, WA  98004

9. MISCELLANEOUS

(a) Waiver.  Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

(b) Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supersedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

(c) Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, the United States of America, without regard to its conflict of laws rules and principles.

(d) Each party hereby agrees to solve any dispute through friendly discussions and arbitration in Las Vegas, Nevada pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

(e) Binding Effect.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(f) Construction.  The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

(g) Expenses.  Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

(h) Assignment.  No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

(i) Counterparts.  This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written.

COUGAR HOLDINGS INC.

By: /s/ Terry G. Cook
Terry G. Cook
President and Director

CONSULTANT

 /s/ ZHOU, Yang
ZHOU, Yang